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                                  EXHIBIT 23.1

Board of Directors
Trend Mining Company
Coeur d'Alene, Idaho

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated December 15, 2000, on the financial statements of Trend Mining Company (formerly Silver Trend Mining Company) as of September 30, 2000, for the filing with and attachment to the Form 10-KSB for the year ending September 30, 2000.

Williams & Webster, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, Washington

December 28, 2000